UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2021

MACQUARIE INFRASTRUCTURE CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-32384	43-2052503
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

125 West 55th Street, New York, New York	10019
(Address of principal executive offices)	(Zip code)

(212) 231-1000
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MIC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On June 14, 2021, Macquarie Infrastructure Corporation (the “Company”) and its subsidiary Macquarie Infrastructure Holdings, LLC (“MIH”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AMF Hawaii Holdings, LLC, a Delaware limited liability company (“Parent”) affiliated with Argo Infrastructure Partners, LP (“Argo”) and AMF Hawaii Merger Sub, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that Merger Sub will be merged with and into MIH (the “Merger”), with MIH surviving the Merger as a wholly-owned subsidiary of Parent. Each issued and outstanding common unit of MIH (“Common Unit”) (excluding Common Units held by Parent or Merger Sub or Common Units held by MIH in treasury and common units held by any subsidiary of MIH or Parent (other than Merger Sub)) will be converted into the right to receive $3.83 in cash, without interest; however, if the Merger is consummated after July 1, 2022, then each such Common Unit will be converted into the right to receive $4.11 in cash, without interest.

As previously announced, the Company has proposed a reorganization in connection with its pursuit of strategic alternatives.  On May 6, 2021, the Company’s shareholders approved a proposal to adopt the Agreement and Plan of Merger, dated as of March 30, 2021 (the “Reorganization Merger Agreement”), by and among the Company, MIH and Plum Merger Sub, Inc., a wholly-owned subsidiary of MIH (“Reorganization Merger Sub”), providing for the merger of Reorganization Merger Sub with and into the Company (the “Reorganization Merger”), resulting in the Company becoming a wholly-owned subsidiary of MIH. Upon the effectiveness of the Reorganization Merger, the Company’s common stock will be converted into Common Units and stock certificates representing the Company’s common stock immediately prior to the Reorganization Merger will be deemed to represent Common Units without an exchange of certificates. Completion of the Reorganization Merger is subject to the satisfaction or waiver of various conditions. Following the Reorganization Merger, a direct subsidiary of the Company will distribute all of the limited liability company interests of MIC Hawaii Holdings, LLC (“MIC Hawaii”) to the Company and the Company will in turn distribute all of the limited liability company interests of MIC Hawaii to MIH (such distributions, together with the Reorganization Merger, the “Reorganization”). Upon completion of the Reorganization, MIH will directly own (i) the Company and (ii) MIC Hawaii. The Company will complete the Reorganization prior to and as a condition to the completion of the Merger.

As previously announced, on June 7, 2021, the Company, MIH and, solely for specified provisions, MIC Hawaii, entered into a stock purchase agreement the (“AA Purchase Agreement”) with KKR Apple Bidco, LLC (“AA Purchaser”), a Delaware limited liability company controlled by funds affiliated with Kohlberg Kravis Roberts & Co. L.P. The AA Purchase Agreement provides that the AA Purchaser will acquire all outstanding shares of common stock of the Company which, following the Reorganization, will hold the Company’s Atlantic Aviation business, for $4.475 billion, including cash and the assumption of debt and other transaction and reorganization related obligations (the “AA Transaction”). The AA Transaction will be consummated following the Reorganization and prior to and as a condition to the completion of the Merger.

The parties’ respective obligations to consummate the Merger are subject to certain conditions, including among others (i) approval of the Company’s stockholders, (ii) expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iii) approval by the Committee on Foreign Investment in the United States (“CFIUS”), (iv) approval by the Hawaii Public Utilities Commission (the “HPUC”) under Hawaii Revised Statutes Chapter 269-19, (v) the absence of any injunction or other order from a governmental authority that prevents the consummation of the Merger, (vi) consummation of the Reorganization, (vii) the consummation of the AA Transaction, and (viii) the accuracy of the representations and warranties of, and compliance with covenants by, the other party, subject to certain materiality thresholds set forth in the Merger Agreement. In addition, Parent’s and Merger Sub’s obligations to consummate the Merger are subject to additional conditions, including among others (i) the absence of a Company Material Adverse Effect (as defined in the Merger Agreement), and (ii) expiration or termination of the HSR Act waiting period, receipt of CFIUS approval and receipt of HPUC approval, in each case without any terms or conditions that would constitute a Burdensome Condition (as defined in the Merger Agreement). Parent and Merger Sub have obtained equity financing commitments from investment funds affiliated with Argo to fund the Merger, the Parent Termination Fee (if payable) and associated expenses. The obligations of Parent and Merger Sub under the Merger Agreement are not conditioned on receipt of the equity financing.

The Merger Agreement contains customary representations, warranties and covenants, including covenants related to the operation of MIC Hawaii and its subsidiaries prior to the consummation of the Merger. The Merger Agreement contains a customary “no-shop” provision that restricts the Company’s ability to, among other things, solicit alternative transaction proposals from third parties and provide material non-public information to and engage in discussions or negotiations with third parties regarding alternative transaction proposals. The “no-shop” provision also allows the Company, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to provide non-public information and engage in discussions and negotiations with respect to an unsolicited alternative transaction proposal that constitutes or could reasonably be expected to lead to a superior alternative transaction proposal.

The Merger Agreement contains certain termination rights, including (i) the right of either party to terminate the Merger Agreement if the Merger is not consummated on or before December 14, 2022 (the “End Date”) (subject to certain limitations), which date may be extended by the Company (or, following completion of the Reorganization, MIH) or Parent to June 14, 2023 if the required regulatory approvals are not obtained by the original End Date but all other conditions to closing are satisfied, (ii) the right of either party to terminate if a governmental authority has issued a final and nonappealable order prohibiting or enjoining the transaction (subject to certain limitations), (iii) the right of either party to terminate if the other party breaches its representations, warranties, covenants or agreements contained in the Merger Agreement to such an extent that the conditions to consummation of the Merger would not be satisfied or are not curable or cured (subject to certain limitations) and (iv) the right of either party to terminate if the Company’s stockholders do not approve the Merger at a stockholders meeting for such purpose. In addition, the Company may terminate the Merger Agreement (x) prior to the approval of the Merger by the Company’s stockholders, in order for MIH to enter concurrently into a definitive agreement with respect to a superior alternative transaction proposal received without breach of the Company’s “no-shop” obligations, subject to the Company having first complied with certain procedures specified in the Merger Agreement or (y) if Parent and Merger Sub do not consummate the Merger by the time they are required to do so under the terms of the Merger Agreement, MIH notifies Parent that the conditions to closing are satisfied or waived and it is ready, willing and able to close and Parent fails to close within three business days after such notice is delivered. Additionally, Parent may terminate the Merger Agreement if the board of directors of the Company withdraws or adversely modifies its recommendation that the Company’s stockholders vote in favor of approving the Merger Agreement.

MIH will be obligated to pay to Parent a termination fee equal to $13,632,573 if the Merger Agreement is terminated (i) by Parent because the board of directors of the Company withdraws or adversely modifies its recommendation that the Company’s stockholders vote in favor of approving the Merger Agreement, (ii) by MIH in order for the Company to enter into a definitive agreement with respect to a superior alternative transaction proposal received without breach of the Company’s “no-shop” obligations, or (iii) if (x) prior to the date of the stockholders’ meeting, an alternative transaction proposal has been publicly made to MIH or its stockholders generally and is not publicly withdrawn, (y) the Merger Agreement has been terminated by Parent or MIH due to the Company’s failure to obtain stockholder approval of the Merger and (z) MIH enters into a definitive agreement to consummate such alternative transaction proposal within six months following such termination, and subsequently consummates the transactions contemplated thereby.

Parent will be obligated to pay to MIH a termination fee equal to $22,720,955 if the Merger Agreement is terminated (i) by Parent or MIH because a governmental entity has enacted any law or final non-appealable order in connection with any required regulatory approval that restrains, enjoins or otherwise prohibits or makes illegal the transactions contemplated by the Merger Agreement and the law or order that gives rise to such termination arises in connection with the HSR, CFIUS and HPUC approvals, (ii) by MIH because Parent or Merger Sub breaches the regulatory approvals covenant to such an extent that the conditions to the consummation of the Merger would not be satisfied or are not curable or cured, (iii) by Parent or MIH because the Merger is not consummated by the End Date and any of the mutual conditions or the regulatory approvals condition tied to a Burdensome Condition (as defined in the Merger Agreement) in favor of Parent are not satisfied, and, in each case described in the foregoing clauses (i) through (iii) all non-regulatory approvals-related conditions must be satisfied, other than those conditions that are not satisfied due to Parent’s breach. In addition, Parent will be obligated to pay MIH the termination fee if the Merger Agreement is terminated by the Company because Parent and Merger Sub do not consummate the Merger by the time they are required to do so under the terms of the Merger Agreement, MIH notifies Parent that the conditions to closing are satisfied or waived and it is ready, willing and able to close and Parent fails to close within three business days after such notice is delivered.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed and attached hereto as Exhibit 2.1 and incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Disposition Agreement Amendment

In connection with the execution of the Merger Agreement, and in order to provide Parent with the fixed amount of the Disposition Payment (as defined in the Disposition Agreement) payable to the Manager with respect to the Merger, on June 14, 2021, the Company, its subsidiary MIC Ohana Corporation (“MIC Ohana”), MIH and Macquarie Infrastructure Management (USA) Inc. (the “Manager”) entered into an amendment (the “Amendment”) to the Disposition Agreement, dated as of October 30, 2019, among the Company, MIC Ohana and the Manager. The Amendment adds MIH as a party to the Disposition Agreement and provides that the Disposition Payment payable to the Manager with respect to the AA Transaction will be $228,550,625 million and the Disposition Payment payable to the Manager with respect to the Merger will be $56,718,039 million (which amount includes the Waived Fees (as defined in the Disposition Agreement)). These amounts were calculated in accordance with the Disposition Agreement dated as of October 30, 2019, do not include the $25 million additional payment to the Manager if the final sale of the Company occurs on or prior to July 1, 2022 and assume closing dates of October 31, 2021 for the AA Transaction and March 31, 2022 for the Merger, which represent the Company’s current reasonable expectation as to anticipated closing dates. The Amendment also provides that the Disposition Payments with respect to the AA Transaction and the Merger will be paid concurrently with the relevant transaction closing, and that the Company’s management services agreement with the Manager will terminate concurrent with the closing of the Merger and payment of all amounts payable to the Manager under the Disposition Agreement.

The foregoing description of the Amendment does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Amendment, which is filed and attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 7.01.	Regulation FD.

On June 14, 2021, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This information provided under Section 7.01 is deemed to be furnished and not filed for purposes of Section 18 of the Exchange Act, is not otherwise subject to the liabilities of that section and is not incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended.

Important Information For Investors And Stockholders

In connection with the proposed transaction, the Company intends to file a proxy statement with the Securities and Exchange Commission (“SEC”), the definitive version of which will be mailed to stockholders of the Company. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the website maintained by the SEC at https://www.sec.gov. Copies of the documents filed with the SEC by the Company will also be available free of charge on the Company website at www.macquarie.com/mic or by writing to us at 125 West 55th Street, New York, New York 10019, United States of America, Attention: Investor Relations.

Certain Information Regarding Participants

The Company and its directors and executive officers may be considered participants in the solicitation of proxies in connection with the merger. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on February 17, 2021, and its definitive proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on March 29, 2021. Other information regarding the participants of the Company in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the transaction when they become available.

Disclaimer on Forward Looking Statements

This communication contains forward-looking statements. The Company may, in some cases, use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially” or “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements include, among others, those concerning the Company’s expected financial performance and strategic and operational plans, statements regarding sales of the Company’s operating businesses (including the Company’s proposed reorganization), the ability to complete such sales and the anticipated uses of any proceeds therefrom, statements regarding the anticipated specific and overall impacts of the COVID-19 pandemic, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Forward-looking statements in this communication are subject to a number of risks and uncertainties, some of which are beyond the Company’s control, including, among other things: changes in general economic or business conditions; the ongoing impact of the COVID-19 pandemic; the Company’s ability to complete the sale of the Company or its operating businesses on favorable terms; the Company’s ability to service, comply with the terms of and refinance debt; its ability to retain or replace qualified employees; in the absence of a sale or sales of its businesses, its ability to complete growth projects, deploy growth capital and manage growth, make and finance future acquisitions and implement its strategy; the regulatory environment; demographic trends; the political environment; the economy, tourism, construction and transportation costs; air travel; environmental costs and risks; fuel and gas and other commodity costs; the Company’s ability to recover increases in costs from customers; cybersecurity risks; work interruptions or other labor stoppages; risks associated with acquisitions or dispositions; litigation risks; reliance on sole or limited source suppliers, risks or conflicts of interests involving the Company’s relationship with the Macquarie Group; and changes in U.S. federal tax law. These and other risks and uncertainties are described under the caption “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and in its other reports filed from time to time with the SEC.

The Company’s actual results, performance, prospects, or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which the Company is not currently aware could also cause its actual results to differ. In light of these risks, uncertainties, and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this communication may not occur. These forward-looking statements are made as of the date of this communication. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Item	Description

2.1*	Merger Agreement dated June 14, 2021 by and among AMF Hawaii Holdings, LLC, AMF Hawaii Merger Sub, LLC, Macquarie Infrastructure Corporation and Macquarie Infrastructure Holdings, LLC.

10.1	Amendment to Disposition Agreement, dated June 14, 2021, by and among Macquarie Infrastructure Corporation, MIC Ohana Corporation, Macquarie Infrastructure Holdings, LLC and Macquarie Infrastructure Management (USA) Inc.

99.1	Press Release dated June 14, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* The schedules and exhibits to the Merger Agreement have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish copies to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2021

MACQUARIE INFRASTRUCTURE CORPORATION

By:	/s/ Christopher Frost
Name: Christopher Frost
Title: Chief Executive Officer